EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


Lowe's Companies, Inc.

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-2618 on Form S-8, Registration Statement No. 33-54497 on Form S-8, Registration Statement No. 33-54499 on Form S-8, Registration Statement No. 333-34631 on Form S-8, and Registration Statement No. 333-75793 of our report dated February 19, 1999 appearing in or incorporated by reference in this Annual Report on Form 10-K of Lowe's Companies, Inc. for the year ended January 29, 1999.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Charlotte, North Carolina
April 15, 1999